CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 4 to Registration Statement on Form S-1 of our report dated March 26, 2010, except for Note 13, as to which the date is July 19, 2010 and Note 14, as to which the date is October 12, 2010, with respect to the audited consolidated financial statements of Longhai Steel, Inc. for the years ended December 31, 2009, 2008 and 2007.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

December 2, 2010